UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  September 5, 2012

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 5, 2012, Helmerich & Payne, Inc. (the “Company”) announced that, effective September 5, 2012, John W. Lindsay was named President and Chief Operating Officer of Helmerich & Payne, Inc.  The Board of Directors of the Company also appointed Mr. Lindsay as a director of the Company effective September 5, 2012.  Mr. Lindsay will serve as a director of the First Class.  Mr. Lindsay, age 51, joined the Company in 1987 as a drilling engineer.  He has since served in various positions including operations manager for the Company’s Mid-Continent region and Vice President, U.S. Land Operations, for Helmerich & Payne International Drilling Co.  In 2006, Mr. Lindsay was appointed Executive Vice President, U.S. and International Operations for the Company’s wholly-owned subsidiary, Helmerich & Payne International Drilling Co.  In 2010, Mr. Lindsay became Executive

Vice President and Chief Operating Officer of the Company.

There are no arrangements or understandings between Mr. Lindsay and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Lindsay that are required to be disclosed by Item 404(a) of Regulation S-K.  As a management member of the Board, Mr. Lindsay will not receive any compensation for service on the Board.  Mr. Lindsay has not been appointed to serve on any committees of the Board.

A copy of the news release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1	News Release of Helmerich & Payne, Inc. dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/S/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: September 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of Helmerich & Payne, Inc. dated September 11, 2012